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                                                                   Exhibit 10.16

English Translation

                  CO-PROMOTION AND MARKETING SERVICE AGREEMENT

                                 By and Between

                                  Gmarket Inc.

                                       And

                             Korean Click Co., Ltd.

                               Dated July 13, 2004

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                                    AGREEMENT

CHAPTER 1 GENERAL PROVISIONS

ARTICLE 1 (PURPOSE)

The purpose of this Agreement is to set forth the terms of use and procedures for www.gmarket.co.kr, the internet site operated by Gmarket Inc. ("Gmarket"), to use the co-promotion and marketing service (the "Service") provided on the co-promotion and marketing network site of Korean Click Co., Ltd. ("Korean Click") (www.linkprice.com).

ARTICLE 2 (DEFINITIONS)

The terms used herein shall be defined as follows:

     (1) "Service" means services implementing internet advertising and distribution of the of goods of Gmarket through the co-promotion and marketing network site of Korean Click (www.linkprice.com).

     (2) "Subscriber" means a person who has registered for the Service of Korean Click to post on his or her website, or publicize to his or her members, advertisements received by Korean Click and share the profits therefrom with Korean Click. Any individual, group or corporation may become the Subscriber, and the Subscriber shall receive an agreed consideration for its performance from Korean Click.

     (3) "Visitor" means a general internet user who conducts commercial transactions or otherwise uses the internet services on the site of an advertising sponsor enlisted by Korean Click via various advertising promotion routes on the Subscriber's website.

     (4) "Commission" means the amount to be paid by Gmarket under Article 3 hereof.

CHAPTER 2 TERMS AND CONDITIONS OF AGREEMENT

ARTICLE 3 (COMMISSION AND PROMOTION)

     (1) The payment terms of the Commission shall be determined by consultation between Gmarket and Korean Click, and during the term of the Service, the


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          payment terms of the Commission may be amended by consultation between
          Gmarket and Korean Click.

     (2) The Commission to be paid by Korean Click to the Subscriber shall be paid in accordance with the terms of advertisement set forth on the website of Korean Click, and at Korean Click's discretion, based on the size, classification (corporation/sole proprietorship/individual) and performance of the Subscriber.

     (3) During the Service, if Gmarket proceeds with a separate promotion targeted at the Subscribers, Korean Click shall be responsible for planning and operation of the promotion, and Gmarket shall pay 10% of the promotion expenses to Korean Click.

     (4) The Commission and all expenses to be paid by Gmarket to Korean Click shall be calculated and charged on a VAT exclusive basis.

ARTICLE 4 (INITIAL SET UP OF SYSTEM AND ANNUAL MEMBERSHIP FEE)

     (1) Gmarket shall agree to install a program provided by Korean Click into its own system in order to use the Service, or agree to modify the existing program with the confirmation of Gmarket, and upon termination of this Agreement, it shall delete or modify the program provided.

     (2) The program in Paragraph (1) above may not be arbitrarily modified or deleted without consent of Korean Click. In addition, Korean Click may, if necessary, order a test for maintenance of the program in Paragraph (1) above, and request from Gmarket for confirmation purposes, information on the routine concerning the program in Paragraph (1) above or any existing program, in which case, Gmarket shall fully cooperate with Korean Click.

     (3) Gmarket shall provide Korean Click with the relevant source codes modified at the time of initial setting of the system to maintain, repair and manage the system setting. Korean Click shall keep such source codes confidential and destroy such data upon termination of this Agreement.


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     (4)  For mutually fair measurement and comparison of performance through the system setting, Gmarket shall record and keep in a separate log file in the system of Gmarket information on performance arising from a Subscriber immediately before the information on performance is transmitted online to the system of Korean Click, and upon the request of Korean Click, it shall provide such information to Korean Click.

     (5) For installation of the program provided by Korean Click and utilization of the Service, Gmarket shall pay on the 5th day of each month 200,000 Korean Won (2,000,000 Korean Won in the case of annual payment) to Korean Click.

     (6) The link registered on the site of Korean Click may not be arbitrarily modified or deleted during the term of operation of the program, and in the case of termination of the program, it shall be notified to the Subscriber fifteen (15) days prior to the termination (provided, however, that, the link may be modified or deleted at any time with the consent of all Subscribers who linked the site).

CHAPTER 3 FORMATION AND TERM OF AGREEMENT

ARTICLE 5 (FORMATION OF AGREEMENT)

This Agreement shall be deemed to have been formed at the time when the Service commences after signing and exchange of counterparts.

ARTICLE 6 (TERM OF AGREEMENT)

The term of this Agreement shall be one (1) year from the execution of this Agreement, and this Agreement shall be deemed to be renewed on the same terms and conditions, unless either party notifies otherwise within one (1) month prior to the expiration of the term hereof.


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CHAPTER 4 OBLIGATIONS OF THE PARTIES

ARTICLE 7 (OBLIGATIONS OF GMARKET)

     (1) In using the Service, if Gmarket falls under any of the following cases, Gmarket shall be deprived of its status as a party hereto, and Korean Click may terminate this Agreement after giving notice to Gmarket, and claim damages for the breach of this Agreement against
          Gmarket:

          1) If Gmarket uses the ID of another contractor in an illegal manner;

          2) If Gmarket discloses or distributes any information obtained from the Service to a third party without prior permission of Korean Click;

          3) If Gmarket infringes on the intellectual property rights including copyrights or other rights of Korean Click and a third party;

          4) If Gmarket distributes to a third party any information, sentence, diagram, or others that violate public order and good morals of society;

          5) If it is objectively determined that Gmarket is involved in a crime;

          6)   If Gmarket fails to pay the Commission for two months or more;

          7) If, during the term hereof, Gmarket directly provides co-promotion and marketing services to the Subscriber of Korean Click;

          8) If an order of attachment or a notice of attachment due to default in payment is sent to Gmarket, or other compulsory execution or disposition on default in payment commences;

          9) If a petition for commencement of bankruptcy, composition or corporate reorganization proceeding is filed, or an application for entry in the list of defaulting persons is submitted;

          10) If Gmarket receives a tax notice concerning any taxes and public charges prior to the due dates thereof, or a clearing house has rendered a disposition of suspension of transactions;

          11) If payment is deemed suspended due to business closure, flight, or other reasons;

          12) If Gmarket has otherwise breached the terms of use of the operator including this Agreement;

          13)  In the event of any violation of relevant laws; or

          14)  In the event of any evident wrongful act.

     (2) Gmarket shall comply with the matters provided herein, the guidelines for using


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          the Service or other cautionary provisions.

     (3) After the Service commences, Gmarket shall notify whether to approve or reject the application for admission of the Subscriber within three
          (3) business days from the application date.

     (4) Gmarket may not transfer, lease or otherwise dispose of its rights to use the Service, or other status hereunder to a third party.

     (5) If returns of goods or cancellation of the Service are significantly increased compared with customary practice in the industry, Korean Click may request Gmarket to provide supporting evidence thereof, and Gmarket shall comply with such request in good faith.

ARTICLE 8 (OBLIGATIONS OF KOREAN CLICK)

     (1) Korean Click shall use its best efforts so that the Service can be implemented smoothly and stably.

     (2) In providing Gmarket with the Service, if Korean Click falls under any of the following cases, Gmarket may terminate this Agreement after giving notice to Korean Click, and Korean Click shall be obligated to refund to Gmarket the remaining balance of the total contracted amount (expenses for initial setting of the system and annual membership fees) less the payable amount for the period during which Service has been provided:

          1) If Korean Click discloses or distributes any information obtained from the Service to a third party without prior permission of Gmarket;

          2) If an order of attachment or a notice of attachment due to default in payment is sent to Korean Click, or other compulsory execution or disposition on default in payment commences;

          3) If a petition for commencement of bankruptcy, composition or corporate reorganization proceedings is filed, or an application for entry in the list of defaulting persons is submitted;

          4) If Korean Click receives a tax notice concerning any taxes and public charges prior to the due dates thereof, or a clearing house has rendered a disposition of suspension of transactions;

          5) If payment is deemed to be suspended due to business closure, flight, or other reasons;

          6) If Korean Click has violated relevant laws in relation to operation of the Service; or


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          7)   In the event of any wrongful act in relation to the terms and conditions of this Agreement.

     (3) Korean Click shall use its best efforts to prevent any wrongful or illegal act of a third party including the Subscriber, and shall cooperate with Gmarket to settle any matter concerning such wrongful or illegal act of the Subscriber.

     (4) Korean Click shall not divulge or distribute to a third party any personal information of Gmarket acquired through the provision of the Service without the permission of Gmarket, except as requested by governmental authorities under relevant laws.

     (5) Korean Click shall be obligated to accurately trace the performance arising on the website of Gmarket and notify it to Gmarket in accordance with the principle of good faith, so that the Commission may be fairly settled.

     (6) Korean Click may provide Gmarket with information and consulting services for increasing profits of Gmarket by s separate agreement, if Gmarket desires to do so.

     (7) Korean Click shall comply with relevant laws, and in the event of violation, it shall be deprived of its status as a party hereto.

CHAPTER 5 USE OF SERVICE

ARTICLE 9 (MANAGEMENT OF ID AND PASSWORD)

     (1) Any accountable person shall be responsible for management of the ID and password assigned to Gmarket.

     (2) If Gmarket becomes aware that its ID has been used in an illegal manner, it shall immediately notify the fact to Korean Click.

ARTICLE 10 (PROVISION OF INFORMATION)

Korean Click may provide to Gmarket by e-mail or other means various information that it finds necessary for Gmarket in using the Service, but if Gmarket does not wish to receive such information, it may set on the refuse option in the subscription admission menu and the information modification menu.

ARTICLE 11 (GMARKET'S POSTINGS)

If Korean Click finds that the contents of the Service posted or registered by Gmarket on the website of Korean Click fall under any of the following cases, Korean Click may


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delete them after giving prior notice to Gmarket:

     (1) If the contents are defamatory or insulting to other contractor or other person;

     (2)  If the contents are in violation of public order and good morals;

     (3)  If the contents are found to relate to a criminal act;

     (4) If the contents infringe on copyrights or other rights of Korean Click or a third party;

     (5) If the contents are being posted beyond the posting period as provided by Korean Click;

     (6) If the contents contain obscene materials or a link to an obscene site; or

     (7)  If the contents otherwise violate relevant laws.

ARTICLE 12 (COPYRIGHTS TO POSTINGS)

The rights to materials posted in connection with the Service shall be as follows:

     (1) The person who has posted any material shall have rights to and responsibility for the postings and Korean Click may not use such postings for commercial purposes, other than posting them in connection with the Service, without the consent of the person who has posted them.

     (2) Gmarket may not process or distribute the information obtained in connection with the Service, or use them for commercial purposes.

ARTICLE 13 (RESPONSIBILITY FOR USE OF SERVICE)

Gmarket may not sell illegal goods by using the Service. In particular, Gmarket may not engage in hacking, commercial activities via obscene websites, illegal distribution of commercial software, etc. Korean Click shall not be responsible for any result, losses, damages, lawsuits, complaints, judicial dispositions by relevant authorities or other legal actions arising out of a failure to comply with the above provisions.

ARTICLE 14 (TIME FOR USE OF SERVICE AND SUSPENSION OF SERVICE)

     (1) Unless there is any special business or technical difficulty on the part of Korean Click, in principle, the Service may be used 24 hours a day, year round, except for such date or time as designated by Korean Click in advance, to the extent necessary for regular inspection, technical inspection and change of Service, etc.

     (2)  Gmarket may suspend the Service in any of the following events:

          1) If it is inevitable due to work such as repair of software and equipment for the Service;


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          2)   If a telecommunications business operator as provided in the
               Telecommunications Business Act has suspended the provision of telecommunications services; or

          3)   In the event of other force majeure events.

ARTICLE 15 (HANDLING OF VISITOR)

With respect to the Visitor who accessed the site of Gmarket though the Service of Korean Click, all activities relating to sales, including all procedures from placement of an order, settlement of purchase prices, return of goods and after sales services, to visitor relations services, shall be handled on the responsibility of Gmarket, and Gmarket shall be solely responsible for all matters arising out of the handling procedures.

ARTICLE 16 (INFORMATION ON PERFORMANCE)

The adding up of the performance arising from the Service of Korean Click on the website of Gmarket shall be based on the performance as shown on the site of Korean Click, www.linkprice.com.

ARTICLE 17 (PAYMENT OF COMMISSION AND DELAY DAMAGES)

     (1) With respect to the performance report arising out of this Agreement with Korean Click (performance electronically processed through the site www.linkprice.com), Gmarket shall pay Korean Click the Commission under Article 3 hereof.

     (2) The Commission shall be paid on a monthly basis, in principle, and shall be based on the total amount of charges in the report of Korean Click, as fixed by the 26th day of the month immediately following the month in which the Commission has arisen according to the report.

     (3) Korean Click shall notify Gmarket by e-mail, etc., of the performance for a given month on the 1st day of the month immediately following the month in which the performance has occurred. Unless there is a separate agreement on the due date with Korean Click, Gmarket shall pay Korean Click the Commission fixed pursuant to Paragraph (2) above in cash by the 5th day of the month after the month immediately following the month (or the next day, if the day falls on a holiday) in which a cancellation or return was handled.

     (4) If Gmarket fails to pay the Commission charged within the due date, Gmarket


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          shall additionally pay Korean Click delay damages thereon at the rate of 20% per annum (the default interest rate) on a pro rata daily basis (the default interest rate may be amended by agreement between Gmarket and Korean Click thereafter).

ARTICLE 18 (LOGO)

Gmarket and Korean Click may indicate their affiliation on their respective websites by using logos.

CHAPTER 6 OTHERS

ARTICLE 19 (DAMAGES)

Gmarket and Korean Click shall be liable to the other party for any material and monetary damage incurred by the other party due to causes attributable to itself.

ARTICLE 20 (ORDER OF APPLICATION OF PAYMENT)

If Gmarket fails to pay the Commission, delay damages and other expenses in full, the amount paid shall be applied toward payment of delay damages, other expenses and then, the Commission, in the order stated.

ARTICLE 21 (SET-OFF)

     (1) If Gmarket is required to perform obligations to Korean Click due to maturity or obligations to make repayments prior to maturity, Gmarket may set off such obligations against all claims payable by Korean Click to Gmarket by a notice via e-mail, etc., regardless whether the claims have matured or not.

     (2) In the case of set-off pursuant to Paragraph (1) above, delay damages on the Commission shall be calculated for the period until the date on which the set-off is to occur by Korean Click.

ARTICLE 22 (REPORT OF CHANGES)

     (1) Gmarket shall accurately indicate on its site its name, trade name, representative, address, etc. necessary for the transaction in the form as determined by Korean Click.

     (2) If there is any change in the matters set forth in Paragraph (1) above, Korean Click shall immediately report on the site the change in the form as determined


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          by Korean Click. Gmarket shall have no objection to assuming no change until such change report is made, and Gmarket shall be responsible for any damage arising out of such assumption, without raise any claim against Korean Click.

ARTICLE 23 (EFFECT OF NOTICE)

     (1) If a notice is sent by e-mail, etc. to the final address as reported by Gmarket (an e-mail address or an address at which mail can be received), notice shall be deemed to have been delivered following general mailing period.

     (2) A recipient shall at all times confirm whether or not an e-mail has been delivered, and the sender's responsibility shall have been discharged upon sending the e-mail.

ARTICLE 24 (OTHERS)

Matters not provided herein shall be determined in accordance with the provisions of the Framework Act on Telecommunications, the Telecommunications Business Act and other relevant laws.

ARTICLE 25 (EXEMPTIONS)

     (1) If Korean Click is unable to provide the Service due to natural disasters or other similar force majeure events, or temporary suspension of the Service arising out of technical problems, Korean Click shall be exempted from responsibility of provision of the Service.

     (2) Korean Click shall not be responsible for any disorder in the Service due to causes attributable to Gmarket.

     (3) Korean Click shall not be responsible for any loss of profits expected by Gmarket by using the Service, and shall not be responsible for any other damage incurred by Gmarket arising from any materials obtained through the Service.

     (4) Gmarket shall be responsible for the reliability and accuracy of the information, materials and facts posted by Gmarket.

     (5) Korean Click shall not be responsible for any wrongful or illegal act or activities of a third party including any Visitor.

ARTICLE 26 (JURISDICTION)

With respect to any dispute arising out of the use of the Service, Gmarket and Korean Click shall use their best efforts to resolve the dispute by mutual consultation, and any


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lawsuit relating thereto shall be subject to the jurisdiction of the Seoul
Central District Court.

As both parties have no objection to the foregoing, the parties hereto have hereunto written their names and affixed their seals as follows, and each party shall keep one copy of this Agreement:

                                 April 13, 2004

          Gmarket
          6th Fl., Nam Seoul Bldg., 1304-3 Seocho-dong, Seocho-gu, Seoul Gmarket, Inc.
          Representative Director Young Bae Ku (seal)

          Korean Click
          3rd Fl., Anyang Bldg., 968 Daechi-dong, Gangnam-gu, Seoul Korean Click Co., Ltd.
          Representative Director Jin Young Park (seal)


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